

<ARTICLE>                     5
<LEGEND>
THIS SCHEDULE CONTAINS SUMMARY FINANCIAL INFORMATION EXTRACTED FROM THE DECEMBER
31, 1996 FINANCIAL STATEMENTS OF COMMERCIAL CREDIT COMPANY AND IS QUALIFIED IN
ITS ENTIRETY BY REFERENCE TO SUCH FINANCIAL STATEMENTS.
</LEGEND>
<MULTIPLIER>                                   1,000

<PERIOD-TYPE>                                       12-MOS
<FISCAL-YEAR-END>                              DEC-31-1996
<PERIOD-END>                                   DEC-31-1996
<CASH>                                              11,400
<SECURITIES>                                     1,072,200  <F1>
<RECEIVABLES>                                    8,246,800  <F2>
<ALLOWANCES>                                      (239,300)
<INVENTORY>                                              0  <F3>
<CURRENT-ASSETS>                                         0  <F3>
<PP&E>                                                   0  <F3>
<DEPRECIATION>                                           0  <F3>
<TOTAL-ASSETS>                                   9,359,600
<CURRENT-LIABILITIES>                                    0  <F3>
<BONDS>                                          7,333,900  <F4>
<PREFERRED-MANDATORY>                                    0  <F3>
<PREFERRED>                                              0  <F3>
<COMMON>                                                 0
<OTHER-SE>                                       1,274,500  <F5>
<TOTAL-LIABILITY-AND-EQUITY>                     9,359,600
<SALES>                                                  0  <F3>
<TOTAL-REVENUES>                                 1,441,100
<CGS>                                                    0  <F3>
<TOTAL-COSTS>                                    1,144,100
<OTHER-EXPENSES>                                         0  <F3>
<LOSS-PROVISION>                                   260,000  <F6>
<INTEREST-EXPENSE>                                 475,500  <F6>
<INCOME-PRETAX>                                    297,000
<INCOME-TAX>                                       101,200
<INCOME-CONTINUING>                                195,800
<DISCONTINUED>                                           0  <F3>
<EXTRAORDINARY>                                          0  <F3>
<CHANGES>                                                0  <F3>
<NET-INCOME>                                       195,800
<EPS-PRIMARY>                                            0  <F3>
<EPS-DILUTED>                                            0  <F3>

<F1>  Includes the following items from the financial statements: total investments $1,072,200.
<F2>  Includes the following items from the financial statements: consumer finance receivables $8,123,800 and other receivables $123,000.
<F3>  Items which are inapplicable relative to the underlying financial statements are indicated with a zero as required.
<F4>  Includes the following items from the financial statements: certificates of deposit $102,300; short-term borrowings $1,481,600 and long-term debt $5,750,000.
<F5>  Includes the following items from the financial statements: additional paid-in capital $164,100 retained earnings $1,115,200; unrealized loss on investments $(4,500); and cumulative translation adjustment $(300).
<F6>  Included in total costs and expenses applicable to sales and revenues.

